UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report: January 6, 2003

REGEN BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20805	23-2476415

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1290 Bay Dale Drive, PMB 351 Arnold, Maryland 21012

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 349-2431

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

     On November 12, 2002, ReGen Biologics, Inc. (the “Company”) filed a Certificate of Ownership and Merger to change its name from Aros Corporation to ReGen Biologics, Inc. On December 13, 2002, the Company filed a Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company to increase the number of authorized shares of common and preferred stock of the Company pursuant to the resolution adopted at the 2002 Annual Meeting of Stockholders of the Company. Copies of the Company’s Certificate of Ownership and Merger and Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company are attached to this current report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits

•	No. 3.1	Certificate of Ownership and Merger
•	No. 3.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of ReGen Biologics, Inc.
•	No. 99.1	Letter to Shareholders dated January 6, 2003

ITEM 9. REGULATION FD DISCLOSURE.

     On January 6, 2003, the Company sent a letter to the former stockholders of its subsidiary to update them on the status of the Company. A copy of the Company’s letter to stockholders is attached to this current report on Form 8-K. Such letter to stockholders is incorporated by reference into this Item 9 and the foregoing description of such letter is qualified in its entirety by reference to such exhibit.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 6, 2003	REGEN BIOLOGICS, INC

/s/ Gerald E. Bisbee, Jr.
Gerald E. Bisbee, Jr.
Chairman and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

3.1	Certificate of Ownership and Merger
3.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of ReGen Biologics, Inc.
99.1	Letter to Shareholders dated January 6, 2003